Exhibit 10.1

PRIVATE PLACEMENT PURCHASE AGREEMENT

Private Placement Purchase Agreement (this "Agreement") made as of this     day of     , 2011, by and between Greenwich Kahala Aviation Ltd., a Bermuda exempted company incorporated under the Companies Act of 1981 of Bermuda (the "Company"), and the parties listed on Schedule 1 hereto (each, a "Purchaser" and, together, the “Purchasers”).

WHEREAS:

(A)	Each of the Purchasers has a substantive, pre-existing relationship with the Company;

(B)	The Company has filed a registration statement on Form F-1 (File No. 333-171562) (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "SEC") in connection with the initial public offering of the Company (the “IPO”) pursuant to the terms of the Underwriting Agreement, dated ________, 2011 by and among the Company and FBR Capital Markets & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule I thereto; and

(C)	Concurrent with the consummation of the IPO, the Company desires to issue and sell, and each Purchaser desires to purchase, upon the terms and conditions set forth in this Agreement, American Depositary Shares (“ADSs”), each representing one common share, par value $0.0001 per share, of the Company (the "Private Placement Shares" and each, a "Private Placement Share").

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.	SALE AND PURCHASE OF PRIVATE PLACEMENT SHARES.

Subject to and concurrent with the consummation of the IPO and subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties set forth herein, the Company shall issue and sell to each Purchaser and each such Purchaser shall purchase from the Company, at a purchase price per Private Placement Share equal to the public offering price per share of the ADSs sold in the IPO, the number of Private Placement Shares set forth opposite the name of such Purchaser on Schedule 1 hereto. Michael P. Howard shall pay the equivalent of USD$150,000 in Euros (the “Euro purchase price”). Such Euro purchase price shall be determined by the number of Euros equivalent to US$150,000 (as determined through the daily noon buying rate in the City of New York for cable transfers of Euro as certified for customer purposes by the Federal Reserve Bank of New York expressed as Euros per US$1.00 (the “noon buying rate”)). The Euro purchase price shall be determined by the noon buying rate on the business day immediately prior to the closing date of the IPO, but shall be subject to the adjustment described below:

The Company shall calculate the number of Euros equivalent to US$150,000 as determined by the noon buying rate on the closing date of the IPO (the “closing date Euro price”). If the closing date Euro price is:

(a)	Greater than the Euro purchase price, Mr. Howard shall reimburse the Company in Euros for the difference;

(b)	Less than the Euro purchase price, the Company shall reimburse Mr. Howard in Euros for the difference.

2.	CLOSING.

The closing of the purchase and sale of the Private Placement Shares hereunder, including payment for and delivery of the Private Placement Shares, will take place at the offices of the Company or the Company’s legal counsel concurrently with, and shall be subject to, the consummation of the IPO. Delivery of the Private Placement Shares shall be made to the Purchasers against payment of the aggregate subscription price for the Private Placement Shares to or upon the order of the Company by wire transfer of, immediately available funds to accounts specified by the Company.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

In connection with the issuance and sale of the Private Placement Shares, the Company hereby represents and warrants to the Purchaser the following:

3.1	The Company has a substantive, pre-existing relationship with the Purchaser and was directly contacted by the Purchaser or its agents outside of the IPO effort. The Company (i) did not identify or contact the Purchaser through the marketing of the IPO and (ii) was not independently contacted by the Purchaser as a result of the general solicitation by means of the Registration Statement.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each of the Purchasers hereby represents and warrants, severally and not jointly and with respect to himself or itself only, to the Company that:

4.1	The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser has accurately completed the Accredited Investor Questionnaire attached hereto as Exhibit A indicating the basis for such Purchaser’s accredited investor status.

4.2	The Private Placement Shares are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

4.3	If the Purchaser is not a natural person, the Purchaser has been duly incorporated and is in good standing in its jurisdiction, and has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

4.4	If the Purchaser is a natural person, the Purchaser has all requisite legal capacity to acquire and hold the Private Placement Shares and to execute, deliver and comply with the terms of this Agreement and to consummate the transactions contemplated hereby.

4.5	All action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by the Purchaser of the Private Placement Shares does not conflict with any material contract by which the Purchaser or its property or assets is bound and if the Purchaser is not a natural person, the organizational documents of the Purchaser, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or its property or assets.

4.6	The Purchaser understands and acknowledges that (i) the offering of the Private Placement Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Private Placement Shares is exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Private Placement Shares will be characterized as "restricted securities" under the Securities Act and such laws and may not be sold unless the Private Placement Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.7	The Purchaser has a substantive, pre-existing relationship with the Company and was directly contacted by the Company or the Company’s agents outside of the IPO effort. The Purchaser (i) was not identified or contacted through the marketing of the IPO and (ii) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

4.8	The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s prospective investment in the Private Placement Shares; (ii) has the ability to bear the economic risks of the Purchaser’s prospective investment; and (iii) has not been offered the Private Placement Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

4.9	The Purchaser has been given the opportunity to ask questions of and receive answers from the Company concerning the Company, the Private Placement Shares and other related matters. The Purchaser further represents and warrants to the Company that it has been furnished with all information it deems necessary or desirable to evaluate the merits and risks of the acquisition of the Private Placement Shares and that the Company has made available to the Purchaser or its agents all documents and information relating to an investment in the Private Placement Shares requested by or on behalf of the Purchaser. In evaluating the suitability of an investment in the Private Placement Shares, the Purchaser has not relied upon any other representations or other information (other than as contemplated by the preceding sentences), whether oral or written, made by or on behalf of the Company.

4.10	The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Private Placement Shares or the fairness or suitability of the investment in the Private Placement Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Private Placement Shares.

5.	RESTRICTION ON SALE OF PRIVATE PLACEMENT SHARES

Until twelve (12) months from the date of this Agreement, each of the Purchasers will not, without the prior written consent of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, directly or indirectly, any Private Placement Shares, or any securities convertible into or exercisable or exchangeable for equity securities of the Company, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such Private Placement Shares or other such equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such Private Placement Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) above (which Private Placement Shares shall include any securities issued with respect to such Private Placement Shares by way of a stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization). Notwithstanding the foregoing, the Purchaser may transfer Private Placement Shares: (1) to an immediate family member; (2) to one or more trusts of which the sole beneficiaries thereof are the Purchaser and/or the Purchaser’s immediate family members; (3) to limited partners, members or stockholders of the Purchaser, (4) for estate planning purposes; and (5) as a bona fide gift or gifts; provided, however, that in the case of any transfer, it shall be a pre-condition to such transfer that the transferee or donee has agreed in writing with the Company to be bound by the terms of this Agreement.

6.	REGISTRATION RIGHTS AGREEMENT

As a further inducement for the Purchasers to purchase the Private Placement Shares, at the time of the completion of the IPO, the Company and the Purchasers shall enter into a registration rights agreement, substantially in the form of Exhibit B hereto, pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Shares.

7.	SUCCESSORS AND ASSIGNS

Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations and rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

8.	AMENDMENTS

This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

9.	COUNTERPARTS; FACSIMILE

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or electronic transmission, and any such executed facsimile or electronic copy shall be treated as an original.

10.	GOVERNING LAW

This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

11.	THIRD PARTY BENEFICIARIES

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

12.	LEGENDS

Each certificate, if any, representing the Private Placement Shares shall be endorsed with the following legend or a substantially similar legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Securities Act of 1933, as amended, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution."

13.	SEVERABILITY

In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

14.	ENTIRE AGREEMENT

This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

15.	NOTICES

Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or telecopier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient at the address specified below:

(i)	if to a Purchaser, at such Purchaser’s address on the stock transfer books of the Company; and

(ii)	if to the Company, at: Fitzwilliam Hall Fitzwilliam Place Dublin 2, Ireland Facsimile: +353 1 6694749

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 15. Any such notice shall be effective (A) if delivered personally or by telecopy, when received, (B) if sent by overnight courier, when receipted for, and (C) if mailed, three (3) days after being mailed as described above.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GREENWICH KAHALA AVIATION LTD.

By: _______________________________________________________
Name:
Title:

GK HANNOVER, INC.

By: _______________________________________________________
Name:
Title:

__________________________________________________________
MICHAEL P. HOWARD

SCHEDULE 1

Purchasers

	Purchaser	Number of ADSs

1.	GK Hannover, Inc., a Delaware corporation	262,500

2.	Michael P. Howard, the Company's Chief Financial Officer, Treasurer and Secretary	12,500

EXHIBIT A

Accredited Investor Questionnaire

Accredited Investor Status (Please check the applicable boxes):

1)	A bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") acting in its individual or fiduciary capacity; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Securities Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or (ii) the employee benefit plan has total assets over $5,000,000, or (iii) the employee benefit plan is self directed and its investment decisions are made solely by persons that are accredited investors (within the meaning of Rule 501(a) under the Securities Act); a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and such plan has assets in excess of $5,000,000. ☐

2)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended. ☐

3)	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Private Placement Shares, with total assets in excess of $5,000,000. ☐

4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold; ☐

5)	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000. Effective July 2010, a natural person investor is no longer allowed to include the value of his primary residence on calculating his net worth; ☐

6)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; ☐

7)	A trust with total assets in excess of $5,000,000, that was not formed for the specific purpose of purchasing the Private Placement Shares and whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii). ☐

8)	An entity in which all of the equity owners are accredited investors. ☐

Signed:

Name:
Date:

EXHIBIT B

Form of Registration Rights Agreement

See Exhibit 10.20